EXHIBIT 99.3

Contact: James R. Rice, 508-984-6102

Senior Vice President

Seacoast Financial Services Corporation

FOR IMMEDIATE RELEASE

Seacoast Amends Sovereign Merger Agreement

NEW BEDFORD, MA… Seacoast Financial Services Corporation (“Seacoast”) (NASDAQ: SCFS) announced that it has entered into an amendment to its merger agreement with Sovereign Bancorp, Inc. (“Sovereign”) (NYSE: SOV). Sovereign is now providing to Seacoast shareholders the ability to elect cash, as well as Sovereign stock, as consideration for their Seacoast shares. The parties previously announced the transaction on January 26, 2004 in a stock-for-stock exchange valued at approximately $1.1 billion, or approximately $35.00 per Seacoast share outstanding.

Kevin Champagne, Seacoast’s President and Chief Executive Officer, stated, “We are very excited for our shareholders to announce this amended merger agreement with Sovereign. Our Board of Directors unanimously approved this amendment, and we believe it is a “win-win” proposition for both sides of this transaction. For Seacoast shareholders who desire liquidity, Sovereign is now able to offer that option under improved terms, and for those existing shareholders who wish to become holders of Sovereign, the reduced number of shares being issued improves the earnings per share of Sovereign going forward.”

The amended merger agreement gives Seacoast shareholders the flexibility to elect to receive shares of Sovereign common stock or cash subject to the limitation that 75% of all the outstanding shares of Seacoast common stock will be exchanged for Sovereign common stock and 25% of the outstanding shares of Seacoast common stock will be exchanged for cash. Importantly, the value of the consideration paid for each Seacoast share will be at least equal to the consideration amount computed under the original merger agreement and the value of the consideration to be received per share of Seacoast stock will be the same whether a Seacoast shareholder elects to receive shares of Sovereign common stock, cash or a combination of stock and cash.

The value per share to be received by a Seacoast shareholder continues to be based upon a fixed exchange ratio with a 10% downside protection collar. Under the amended terms, if the per share price of Sovereign’s common stock following receipt of the requisite shareholder and regulatory approvals (the “Final Sovereign Stock Price”) is greater than or equal to $23.96, the value to be received by a Seacoast shareholder will continue to equal the Final Sovereign Stock Price multiplied by 1.461. For example, if the Final Sovereign Stock Price is $25.00, then the value to be received for one Seacoast share would be 1.461 times $25.00 and would equal $36.53.

If the Final Sovereign Stock Price is between $23.95 and $21.56, Seacoast shareholders will continue to receive $35.00 per share in value.

If the Final Sovereign Stock Price is less than $21.56, then a Seacoast shareholder will receive a blended value equal to 75% of the value to be received under the original merger agreement terms plus 25% of $35.00. For example, if the final Sovereign stock price is $21.00, then the value to be received for one Seacoast share would be based on an exchange ratio of 1.623 and would equal $34.31.

The merger is subject to approval by various regulatory agencies and Seacoast shareholders. The parties continue to anticipate that the transaction will close in the third quarter of 2004.

The complete amendment to the merger agreement was filed by Sovereign with the Securities and Exchange Commission on Form 8-K on April 13, 2004.

Sovereign and Seacoast will be filing documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a proxy statement/prospectus which will be distributed to stockholders of Seacoast. Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Sovereign and Seacoast, free of charge on the SEC’s Internet site (http://www.sec.gov). In addition, documents filed by Sovereign with the SEC, including filings that will be incorporated by reference in the proxy statement/prospectus, can be obtained, without charge, by directing a request to Sovereign Bancorp, Inc., Investor Relations, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Tel: 610-988-0300). In addition, documents filed by Seacoast with the SEC, including filings that will be incorporated by reference in the proxy statement/prospectus, can be obtained, without charge, by directing a request to Seacoast Financial Services Corporation, One Compass Place, New Bedford, Massachusetts 02740, Attn: James R. Rice, Senior Vice President, Marketing (Tel: 508-984-6000). Directors and executive officers of Seacoast may be deemed to be participants in the solicitation of proxies from the stockholders of Seacoast in connection with the merger. Information about the directors and executive officers of Seacoast and their ownership of Seacoast common stock is set forth in Seacoast’s proxy statement for its 2003 annual meeting of stockholders, as filed with the SEC on April 15, 2003. Additional information regarding the interests of those participants may be obtained by reading the proxy statement/prospectus regarding the proposed merger transaction when it becomes available. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

About Seacoast

Seacoast Financial Services Corporation is the holding company for Compass Bank for Savings and Nantucket Bank and is headquartered in New Bedford, Massachusetts. CompassBank is a $4 billion state chartered savings bank serving Southeastern Massachusetts through a network of 49 full service branch offices and 52 branch and remote ATMs, a customer call center and on-line banking at www.compassbank.com. Nantucket Bank is a $458 million state chartered savings bank serving Nantucket Island with 3 full service branch offices. The banks provide a wide array of financial services including consumer banking, mortgage lending, commercial lending, consumer finance, private banking and alternative investments to retail and business customers.

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of Seacoast pending completion of the Seacoast/Abington Bancorp, Inc. merger that are subject to various factors which could cause actual results to differ materially from such projections or estimates. Such factors include, but are not limited to, the following: (1) the businesses of Seacoast and Abington, or Seacoast and Sovereign, may not be combined successfully, or such combination(s) may take longer to accomplish than expected; (2) expected cost savings from the Seacoast/ Abington merger cannot be fully realized or realized within the expected timeframes; (3) operating costs, customer loss and business disruption following the Seacoast/Abington merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the Seacoast/Abington merger may not be obtained, or adverse regulatory conditions may be imposed in connection with government approvals of the Seacoast/Abington merger, which could also have a material adverse effect on the Sovereign/Seacoast merger; (5) adverse governmental or regulatory policies may be enacted; (6) the interest rate environment may further compress margins and adversely affect net interest income; (7) the risks associated with continued diversification of assets and adverse changes to credit quality; (8) competitive pressures from other financial service companies in Seacoast’s, Sovereign’s and Abington’s markets may increase significantly; and (9) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Other factors that may cause actual results to differ from forward-looking statements are described in Seacoast’s filings with the SEC. Seacoast does not undertake or intend to update any forward-looking statements.

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